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                                                                    EXHIBIT 10.6


                            MANUFACTURING AGREEMENT

     AGREEMENT entered into May 7, 1996, effective as of April 30, 1996 by and between E.I. DU PONT DE NEMOURS AND COMPANY ("DuPont"), and DADE CHEMISTRY SYSTEMS INC. ("Dade").

     WHEREAS, DuPont is a manufacturer of the parts described on Schedule A
                                                                 ----------
attached hereto and made a part hereof (together with any other parts to be manufactured by DuPont for Dade, the "Parts"); and

     WHEREAS, DuPont's Sorvall Centrifuge business (the "Centrifuge Business") manufactured the Parts for and sold the Parts to DuPont's In Vitro Diagnostic business (the "IVD Business") prior to the sale of the IVD Business by DuPont to Dade; and

     WHEREAS, Dade desires to continue to purchase the Parts from DuPont, and DuPont desires to continue to sell the Parts to Dade, all in accordance with the terms set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.   SUPPLY OF PARTS. (a)  DuPont agrees to sell to Dade all of Dade's
          ---------------
requirements for the Parts; provided, that, unless otherwise agreed to in
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writing by DuPont, DuPont shall not be required to supply more than one hundred fifty percent (150%) of the minimum requirement for any Part as set forth on Schedule A in any Contract Year (as defined in Paragraph 2 below).
----------

          (b) The Dade engineering drawings and/or specifications for the Parts have been heretofore furnished to and are currently being used by DuPont in the manufacturing of the Parts. Unless such specifications are modified as described in Paragraph 4 below, DuPont agrees to manufacture the Parts in accordance with the specifications heretofore provided by Dade.

     2.   PERIOD OF AGREEMENT.  (a)  Unless terminated as provided for under
          -------------------
subparagraphs (b), (c) or (d) below, this Agreement shall commence on the date set forth above and continue in effect for three (3) years ending on April 30, 1999, and thereafter, this Agreement shall continue in effect from Contract Year to Contract Year. For the purposes of this Agreement, each twelve (12) month period commencing on May 1 and ending on April 30 during the term of this Agreement shall be referred to as a "Contract Year", with the first Contract Year commencing on the date hereof and ending on April 30, 1997.

          (b) This Agreement may be terminated by either party providing to the other party at least twelve (12) months prior written notice; provided, that the
                                                              --------
first date on which a notice of termination can become effective is at the end of the third Contract Year. No later than six (6) months prior to the effective date of any termination of this Agreement, Dade may submit to DuPont an order report (as described in Paragraph 3
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below) for the period immediately following such effective date, which period shall not exceed twelve months (the "Extension Period"), and the provisions of this Agreement shall remain in effect for such period except that there shall be no minimum Total Utilized Hours (as defined in Paragraph 3(b)(i) below) for the Extension Period. Dade agrees that such order report shall not provide for Parts in excess of the purchases of Parts made during the Contract Year immediately preceding the Contract Year in which such report was delivered.
Dade shall be required to purchase, and DuPont shall be required to sell, the Parts described in such order report on the terms set forth in this Agreement, except as otherwise described above. Without limiting DuPont's obligation in the immediately preceding sentence, Dade shall, in good faith, consult with DuPont in establishing its order report (if any) so that DuPont may plan its production requirements for the Extension Period.

          (c) Either party shall have the right to terminate this Agreement upon the breach or default by the other party of any of its obligations hereunder if such breach or default is not cured within sixty (60) days after written notice thereof.

          (d)  In the event of termination of this Agreement, for any reason,
(i) DuPont shall complete all Parts then ordered, and Dade shall purchase from DuPont such quantities of raw materials on hand as a result of Dade's commitments and forecasts under Paragraph 3 below, at DuPont's cost thereof, and those Parts then completed and thereafter completed in accordance with the terms of this Agreement, and (ii) DuPont agrees to provide to Dade up to an average of four (4) working man hours of reasonable assistance per Part to facilitate the transfer of the manufacturing of the Parts to a manufacturer selected by Dade. If DuPont is required to provide more than an average of four (4) working man hours of such assistance per Part, Dade agrees to pay DuPont for such assistance at a rate to be mutually agreed upon by Dade and DuPont at that time.

     3.   QUANTITY.  (a)  Dade's estimated purchase requirements of Parts are
          --------
listed on Schedule A.  In order for DuPont to properly support Dade's production
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requirements, no later than sixty five (65) days prior to the beginning of each calendar month, Dade shall provide to DuPont an order report, which sets forth
(i) a firm order for Parts for that calendar month to be supplied subject to the lead time set forth on Schedule A, which shall be designated as the "Placed
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Orders", and constitute a firm commitment by Dade to DuPont, and (ii) a forecast of the Parts that Dade anticipates purchasing during the twelve (12) month period following the calendar month, which shall be designated as the "Planned Orders" and is for DuPont's production planning purposes only and shall not constitute a commitment by Dade to purchase. DuPont shall promptly advise Dade of any proposed increase or decrease in lead time so that, if acceptable, Dade's commitments hereunder can be adjusted to maintain optimum

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flexibility while preventing supply interruption or delay. DuPont will monitor
Dade's planned orders and maintain an adequate supply of raw materials to support the planned requirements at its own risk. The parties agree to update Schedule A to reflect any additions and deletions of Parts or any change in the
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annual minimum number of any such Part as provided in this Section 3.  Reference in this Agreement to Schedule A shall mean such schedule as updated from time to
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time.

          (b)  (i)    Immediately following each Contract Year regardless of any breach by DuPont after the end of such Contract Year, Dade and DuPont shall compute the total number of standard hours for all of the Parts and other production parts order by Dade for that Contract Year (the "Total Hours Utilized") which shall be equal to the total of all of the Individual Part Hours (as hereinafter deferred) for that Contract Year. For the purposes of this Agreement, the term "Individual Part Hours" shall mean the product resulting from (A) the total number of each Part or other production part ordered by Dade during the Contract Year in question, multiplied by (B) the standard hours for such Part or other production part, as the case may be.

               (ii) If the Total Hours Utilized are less than 37,000 standard hours, Dade shall either (A) pay to DuPont an amount equal to such deficit multiplied by DuPont's average standard cost for labor and cash overhead charges for all Parts and other production parts for such Contract Year, or (B) order a sufficient number of Parts within sixty (60) days of the determination of such deficit so that such deficit is reduced to zero. If Dade elects to order Parts as described in clause (B) above, the standard hours associated with such Parts shall not be applied to the minimum requirements for the Contract Year in which such Parts are ordered, and all standard hours associated with Parts ordered during such Contract Year shall first reduce such deficit and then be applied to the minimum standard hours for such Contract Year.

     4.   MODIFICATIONS.  At any time Dade may propose, in writing,
          -------------
modifications to the drawings and/or specifications related to the Parts, in which event both parties agree to promptly negotiate, in good faith, the inclusion of those modifications into this Agreement, and the cost thereof shall be determined in accordance with Paragraph 5(d) below. DuPont shall not make any modification to any Part without the prior written consent of Dade.

     5.   PRICE.  (a)(i)  Subject to the discount and surcharge described in
          -----
subparagraph (b) and (c) below, the price for each Part is set forth on Schedule
                                                                        --------
A, which price shall remain in effect during the first Contract Year.  Within
-
sixty (60) days prior to the end of each Contract Year, the parties will negotiate in good faith to determine the prices for the Parts for the next Contract Year. If the parties can not agree to each of

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such prices for any Contract Year, each prices shall be increased (or decreased)
for the next Contract Year by an amount equal to such price multiplied by the percentage increase (or decrease) in the Producer Price Index for All Goods (1982=100), as issued by the United States Department of Labor, Bureau of Labor Statistics (or the successor index thereto), from the first day of the Contract Year then ending (or the closest day on which such Index was reported) to the last day of such Contract Year (or the closest day on which such Index was reported).

               (ii) Dade and DuPont shall mutually agree to the scope of and compensation to be paid to DuPont for any product and manufacturing development work, general machining services, and tooling maintenance and repairs, all of which are not included within the terms of this Agreement.

          (b) If Dade purchases more than one hundred five percent (105%) of the minimum number of any Part as designated on Schedule A during any Contract
                                                ----------
Year, the price for each such Part in excess of one hundred five percent (105%) of the minimum shall be reduced by an amount equal to fifteen percent (15%) of the price thereof.

          (c)  (i)    Dade agrees that if it orders an amount equal to or
greater than twenty five percent (25%) but less than ninety percent (90%) of the minimum number of any Part for a production run of such Part (a "Production Run") as determined in accordance with Table 1 set forth below, the price for
                                       -------
each Part in that Production Run shall be increased by a surcharge equal to the price of each such Part multiplied by the applicable percentage set forth in Table 2 below:
-------

                                    TABLE 1
                                    -------

                                     Number of
           Estimated Annual       Production Runs
          Purchases of a Part     Per Contract Year
          -------------------     -----------------
          Up to $4,999            one - Annually
          $5,000 to $9,999        two - one per Semi-annual Period
          $10,000 to 24,999       four - One per Quarter
          $25,000 or more         twelve - One per month




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                                    TABLE 2
                                    -------

          Percent of                     Applicable
          Minimum Requirement            Surcharge
          for each Production            Run Percentage
          -------------------            --------------
          90% - 100%                          0
          85% -  89%                          3%
          80% -  84%                          6%
          75% -  79%                          9%
          70% -  74%                          12%
          65% -  69%                          15%
          60% -  64%                          19%
          55% -  59%                          25%
          50% -  54%                          31%
          45% -  49%                          39%
          40% -  44%                          48%
          35% -  39%                          60%
          30% -  34%                          75%
          25% -  29%                          100%

               (ii) For any order less than twenty five percent (25%) of the minimum number of any Part in a Production Run as determined in accordance with Table 1 above, Dade shall pay to DuPont as the price of such Part an amount equal to one half of the product resulting from the minimum number units of the Parts in question required to be ordered for such Production Run multiplied by the price per such Part.

               (iii) In the event Dade is required to pay a surcharge under this Paragraph 5(c), the provisions of Paragraph 3(b) shall be calculated as if Dade had ordered 100% of the minimum requirement for the Production Run for which such surcharge was paid. If Dade does not place an order for any Production Run required by Section 3(c) above, no surcharge shall be payable for such failure to place an order for a Production Run.

               (iv)   The examples on Schedule B illustrate the calculation of
                                      ----------
the surcharge and the price described in clause (ii) above.

          (d) The price of any Part modified in accordance with Paragraph 4 above shall be charged for any charges in the costs of materials, machining hours and supporting and other costs.

     6.   TERMS OF PAYMENT.  Parts purchased hereunder shall be invoiced upon
          ----------------
shipment to Dade. Each invoice shall be payable by Dade within thirty (30) days after the delivery thereof in accordance with Paragraph 16 below. Each invoice must list the following information: the Log number, the Line number, the part number, the unit price and quantity shipped per each Part

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shipped.  Invoices shall be sent to the address stipulated in the Dade Purchase
Order or otherwise in writing to DuPont by Dade.


     Payment of all invoices shall be sent to the address stipulated in the invoice or otherwise in writing to Dade by DuPont.

     7.   DELIVERY.  (a)  Delivery terms are F.O.B. Dade's warehouse.  The
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parties recognize that delivery time is of the essence, and DuPont agrees that it shall deliver Parts at the Dade delivery point on the promised delivery date. Dade and DuPont agree to develop and meet on-time delivery goals prior to signing.

          (b) Notwithstanding the foregoing, Dade agrees that the frequency of the delivery of each Part shall be based upon the annual purchases of such Part as set forth on Schedule A , and delivered in equal amounts in accordance with
                ----------
the table set forth in Paragraph 3(b) above.

     8.   WARRANTY AND REMEDY.  (a)  DuPont warrants that the Parts sold
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hereunder shall be free from defects in workmanship and shall meet all specifications provided to DuPont by Dade hereunder for a period of one (1) year after the sale thereof. EXCEPT FOR THE FOREGOING DUPONT MAKES NO EXPRESS OR IMPLIED WARRANTY (INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) REGARDING ANY PART.

          (b) Dade's SOLE remedies, and DuPont's SOLE liability for damages with respect to any claim (including, without limitation, a breach of warranty by DuPont) shall be as follows: (i) promptly replacement of any non-conforming Parts or, at DuPont's option, a refund of the purchase price of such Parts, and
(ii) reimbursement of out of pocket costs reasonably incurred by Dade for removal, storage, transportation and disposal of non-conforming Parts (provided, however, non-conforming Parts shall be returned to DuPont at its request and expense).

     9.   LIMITATION OF LIABILITY.  DuPont's sole liability and Dade's sole
          -----------------------
remedies for any claim are set forth in Paragraph 8(b) above.   NEITHER PARTY
SHALL BE LIABLE TO THE OTHER FOR INCIDENTAL, SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES AS A RESULT OF ANY BREACH OF OR DEFAULT UNDER THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION OR ANY OTHER LOSS), WHETHER OR NOT CAUSED BY OR RESULTING FROM THE NEGLIGENCE OF SUCH PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     10.  QUALITY.  (a)  Dade's quality goal is to introduce Parts produced
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hereunder by DuPont directly into Dade's manufacturing processes.  Accordingly, the Machine Shop Quality

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System which has been developed by DuPont and Dade shall be the basis for 100%
conformance (that is, Zero Defects). Quality improvement objectives will be established and periodically reviewed. Dade shall have the right to perform on-site audits and inspections at the DuPont's facilities for quality control purposes only, which inspections shall be conducted during normal business hours upon at least two (2) days' written notice to DuPont. Dade agrees that such audits and inspections shall not interfere with the conduct of DuPont's business. Dade further agrees that it shall not use in any way any information obtained about DuPont or its business obtained in connection with any such audit or inspection, and, Dade shall keep such information so obtained by it confidential and prevent the same from being used, disseminated or disclosed by Dade, its agents, officers, directors or other representatives in any manner or for any purpose whatsoever; provided, however, that nothing herein shall prevent
                            --------  -------
Dade from utilizing any information which is now or in the future becomes part of the public domain other than as a result of any action or omission to act of Dade, its agents, officers, directors or other representatives.

          (b) DuPont will substantiate conformance to specifications in accordance with mutually established quality measurements. DuPont will comply with all governmental laws and regulations. The number of late deliveries of Parts and the number of nonconforming lots shall not exceed six during any six month period.

     11.  TOOLING.  (a)  All molds, jigs, fixtures, dies, and other equipment
          -------
paid for by Dade shall become the property of Dade (the "Dade Equipment"). All of the current Dade Equipment is listed on Schedule C attached hereto and made
                                           -----------
a part hereof. Tooling paid for by DuPont shall become the property of DuPont. Tooling paid for by Dade under this Agreement shall be marked "Property of Dade Chemistry Systems, Inc." and shall be leased, rent-free to DuPont.

          (b) Upon the termination of this Agreement, Dade shall promptly remove all of the Dade Equipment, and DuPont shall not charge Dade for the removal of the Dade Equipment so long as Dade repairs any damage to the property on which the Dade Equipment is then located.

          (c) DuPont shall restrict the use of the Dade Equipment to the manufacturing of the Parts ordered by Dade under this Agreement. DuPont shall modify, as directed by Dade, maintain and provide all necessary repairs, at Dade's expense, for the Dade Equipment, and DuPont shall be responsible for all damage to the Dade Equipment, unless said damage is caused by the negligence of Dade or its employees. DuPont assumes all risks and liabilities for property damage or personal injury that may arise from the installation, modification and operation of the Dade Equipment by it or on its behalf. DuPont will indemnify

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Dade for all liability, loss and expense incurred by Dade resulting from any subcontractors or assigns in performance under this Agreement. This indemnity shall not apply where the cause of the liability, loss or expense is the willful misconduct or negligence of Dade.

          (d) Dade reserves the right to file a Uniform Commercial Code Financing Statement or such other documents as may be necessary under federal, state or local law to preserve its interest in and assure its right to recover without lien or other encumbrance any of the Dade Equipment or other tangible items in the care, possession, or control of DuPont, its employees, agents or assigns. DuPont agrees on behalf of itself, its employees, agents and assigns to cooperate fully with Dade, including the signing of any and all appropriate filing or other documents necessary to preserve Dade's interests in the Dade Equipment or other tangible items.

     12.  NON-DISCLOSURE OF TECHNICAL INFORMATION.  The drawings and
          ---------------------------------------
specifications furnished by Dade hereunder for the Parts are the sole property of Dade and shall be either destroyed (at Dade's direction and cost) or returned to Dade upon termination of this Agreement. DuPont agrees that the discussions regarding purchases hereunder are of a confidential nature. DuPont further agrees not to disclose to others the quantities or value of Parts that Dade has purchased or plans to purchase from DuPont or the drawings and specifications furnished by Dade, except as required by governmental authority.

     13.  PROPRIETARY RIGHTS.  Dade shall defend and hold DuPont harmless
          ------------------
against all liability, loss and expense (including reasonable attorneys' fees) arising out of any claim of infringement or misappropriation of any patent covering the process for the manufacturing of the Parts so long as Dade develops such process.

     14.  FORCE MAJEURE.  Except to the extent otherwise provided herein, no
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liability shall result to either party from delay in performance or from non-
performance caused by circumstances beyond the control of the party affected, including, but not limited to, an act of God, fire, flood, explosion, war, action or request of governmental authority, accident, labor trouble or shortage, inability to obtain materials, power, equipment or transportation. Notwithstanding the foregoing, each of the parties hereto shall be diligent in attempting to remove such cause or causes.

     15.  NONDISCRIMINATION.  DuPont warrants that it has complied with all
          -----------------
applicable laws, rules, orders and regulations of governmental authority covering the production, sale and delivery of the Parts or services specified herein, including, but not limited to, Executive Order 11246, and the rules and

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regulations promulgated thereunder, the Rehabilitation Act of 1973 and the
Vietnam Era Veterans Readjustment Act of 1974.

     16.  NOTICES.  Any invoice, notice, request, demand, consent, approval, or
          -------
other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered; or
(b) sent by telecopy to the facsimile number indicated below, with a confirmation copy sent in accordance with subparagraph (c) below; or (c) on the next business day after delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery; or (d) on the fifth day after it is deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following address (unless otherwise specified in this Agreement), or to such other address as the party to be notified shall have specified to the other party in accordance with this paragraph:

If to Dade:                        If to DuPont:
Dade Chemistry Systems, Inc.       Sorvall Centrifuge Business
1717 Deerfield Road                31 Pecks Lane
Deerfield, IL 60015                Newtown, CT
Attn:  Chief Executive Officer     Attn: Business Manager


     17.  APPLICABLE LAW.  The laws of the State of Connecticut shall govern the
          --------------
construction of the Agreement.

     18.  ASSIGNMENT.  Neither party may assign its obligations or rights under
          ----------
this Agreement, except (a) DuPont may assign all of its rights and obligations under this Agreement to the purchaser of the Centrifuge Business without the consent of Dade, and Dade hereby (i) acknowledges that such assignment will most likely occur and consents to that assignment, and (ii) agrees that after any such assignment DuPont shall have no further liability hereunder, other than with respect to the non-disclosure obligations under Paragraph 12 above, and (b) without the consent of the other party, either party may assign, its rights and obligations hereunder to (i) any entity acquiring substantially all of the assets of the business unit or division of such party to which this Agreement relates or (ii) any of such party financing sources as collateral security.

     19.  ENTIRETY.  This Agreement constitutes the entire agreement between the
          --------
parties, and no modifications or supplement shall be effective unless agreed to in writing by both parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the day and year first above written.

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

                    E.I. DU PONT DE NEMOURS AND COMPANY


                    By: /s/ R.H. Heath
                        _________________________________

                    Title: Attorney in Fact
                           ______________________________


                    DADE CHEMISTRY SYSTEMS INC.


                    By:/s/ John Connaughton
                       __________________________________

                    Title: Vice President and Assistant Secretary
                          _______________________________________


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